EXHIBIT 1.8

                                    GUARANTY
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80022242.3


FOR VALUE RECEIVED, and in order to induce Laurus Master Fund, Ltd. ("Laurus") to advance moneys or extend or continue to extend credit or lease property to or for the benefit of, or modify its credit relationship with, or enter into any other financial accommodations with WINDSWEPT ENVIRONMENTAL GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (with any successor in interest, including, without limitation, any successor by merger or by operation of law, herein collectively referred to as "Borrower") under: (a) that certain Securities Purchase Agreement between Laurus and Borrower (the "Purchase Agreement"), (b) any "Related Agreements", as that term is defined in the Purchase Agreement, and (c) all present and future amendments, restatements, supplements and other evidences of any extensions, increases, renewals, modifications and other changes of or to the Purchase Agreement or Related Agreements (collectively, the "Guaranteed Documents"), the undersigned ("Guarantor") HEREBY UNCONDITIONALLY GUARANTEES TO LAURUS: (i) the prompt and full payment when due, by acceleration or otherwise, of all sums now or any time hereafter due from Borrower to Laurus under the Guaranteed Documents, (ii) the prompt, full and faithful performance and discharge by Borrower of each and every other covenant and warranty of Borrower set forth in the Guaranteed Documents, and (iii) the prompt and full payment and performance of all other indebtedness, liabilities and obligations of Borrower to Laurus, howsoever created or evidenced, and whether now existing or hereafter arising (collectively, the "Obligations"). Guarantor further agrees to pay all reasonable costs and expenses (including, but not limited to, court costs and reasonable attorneys' fees) paid or incurred by Laurus in endeavoring to collect or enforce performance of any of the Obligations, or in enforcing this Guaranty. Capitalized terms used but not defined herein shall have the meanings given them in the Purchase Agreement. Solely for purposes of determining Guarantor's liability hereunder with respect to the principal indebtedness due under the Note, the original principal amount of the Note shall be deemed to be $3,250,000 (not the $5,000,000 original principal amount of the Note, as issued) and Guarantor's liability in respect of such principal indebtedness shall remain at $3,250,000 until the principal indebtedness under the Note is reduced to an amount less than $3,250,000 in which event Guarantor's liability hereunder with respect such principal indebtedness shall be equal to the amount of such principal indebtedness then outstanding. The foregoing limitation shall not limit Guarantor's liability hereunder with respect to any other amounts payable with respect to the Guaranteed Documents. Guarantor acknowledges that Laurus is relying on the execution and delivery of this Guaranty in advancing moneys to or extending or continuing to extend credit to or for the benefit of Borrower.

This Guaranty is absolute, unconditional and continuing and shall remain in effect until all of the Obligations shall have been fully and indefeasibly paid, performed and discharged. Upon the occurrence and during the continuance of any default or Event of Default under any of the Guaranteed Documents, any or all of the indebtedness hereby guaranteed then existing shall, at the option of Laurus, become immediately due and payable from Guarantor (it being understood, however, that upon the occurrence of any "Bankruptcy Event", as defined in the Purchase Agreement, all such indebtedness shall automatically become due and payable without action on the part of Laurus). Notwithstanding the occurrence of any such event, this Guaranty shall continue and remain in full force and effect. To the extent Laurus receives payment with respect to the Obligations, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside, required to be repaid by Laurus or is repaid by Laurus pursuant to a settlement agreement, to a trustee, receiver or any other person or entity, whether under any Bankruptcy law or otherwise (a "Returned Payment"), this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of such payment or repayment by Laurus, and the indebtedness or part thereof intended to be satisfied by such Returned Payment shall be revived and continued in full force and effect as if said Returned Payment had not been made.

Guarantor acknowledges and agrees that this Guaranty is a legal, valid and binding obligation of Guarantor, and is enforceable in accordance with its terms by Laurus and that Guarantor has no defense (including without limitation, suretyship and those defenses arising if the Obligations are secured by real or personal property), counterclaim or right of set-off which would affect Laurus' ability to enforce this Guaranty and, to the extent that Guarantor has any defense, counterclaims or right of set-off, Guarantor hereby waives all such defenses, counterclaims and rights of set-off.

The liability of Guarantor hereunder shall in no event be affected or impaired by any of the following, any of which may be done or omitted by Laurus from time to time, without notice to or the consent of Guarantor: (a) any renewals, amendments, modifications or supplements of or to any of the Guaranteed Documents, or any extensions, forbearances, compromises or releases of any of the Obligations or any of Laurus' rights under any of the Guaranteed Documents;
(b) any acceptance, enforcement, exchange, waiver or release by Laurus of any collateral or security for, or other guarantees of, any of the Obligations; (c) any failure, neglect or omission on the part of Laurus to realize upon or protect any of the Obligations, or any collateral or security therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property of Borrower or any other guarantor, possessed by or under the control of Laurus or any of its affiliates, toward the liquidation or reduction of the Obligations; (d) any defense, counterclaim or right of set-off by Borrower or invalidity, irregularity or unenforceability of all or any part of the Obligations, of any collateral security for the Obligations, or the Guaranteed Documents; (e) any application of payments or credits by Laurus; (f) the granting of credit from time to time by Laurus to Borrower in excess of the amount set forth in the Guaranteed Documents; or (g) any other act of commission or omission of any kind or at any time upon the part of Laurus or any of its affiliates or any of their respective employees or agents with respect to any matter whatsoever. Laurus shall not be required at any time, as a condition of Guarantor's obligations hereunder, to resort to payment from Borrower or other persons or entities whatsoever, or any of their properties or estates, or resort to any collateral or pursue or exhaust any other rights or remedies whatsoever. Guarantor is responsible for being and keeping himself informed of Borrower's financial condition and Laurus has no duty to provide any such information to any Guarantor.

No release or discharge in whole or in part of any other guarantor of the Obligations shall release or discharge Guarantor or any other guarantor, unless and until all of the Obligations shall have been indefeasibly fully paid and discharged. Guarantor expressly waives all presentments, protests, demands, notices of presentment, protest, demand, dishonor or default, notice of acceptance of this Guaranty, notice of advancement of funds under the Guaranteed Documents or otherwise, notices of sale or real or personal property and all other notices and formalities to which Borrower or Guarantor might be entitled, by statute or otherwise, and, so long as there are any Obligations or Laurus is committed to extend credit to Borrower, Guarantor waives any right to revoke or terminate this Guaranty without the express written consent of Laurus.

So long as there are any Obligations, Guarantor shall not have any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right, or remedy of Laurus against Borrower or any security which Laurus now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law, or otherwise, and Guarantor expressly waives any

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and all rights of subrogation, reimbursement, indemnification and contribution and any other rights and defenses that are or may become available to guarantors under any federal or state law. Further, Guarantor acknowledges that all or a portion of present or future Obligations may be secured by real and/or personal property, and Laurus' election of rights and remedies in connection with the Obligations may impair or destroy both Laurus' rights and remedies against Borrower or any other guarantor and Guarantor's rights and remedies (including without limitation rights of subrogation) against Borrower or any security which Laurus now has or hereafter acquires, whether such rights and remedies arise under equity, contract, statue, common law or otherwise. Nevertheless, Guarantor waives all rights and defenses that Guarantor may have because Borrower's Obligations are secured by real property. This means, among other things: (a) Laurus may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; (b) If Laurus forecloses on any real property collateral pledged by Borrower: (i) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (ii) Laurus may collect from Guarantor even if Laurus, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have under any federal or state law, including, without limitation, any laws of the state in which any real property collateral or Guarantor is located, because Borrower's Obligations are secured by real property. Further, Guarantor waives all rights and defenses arising out of an election of remedies by Laurus, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by the operation of any federal or state law, including, without limitation, any laws of the state in which any real property collateral or Guarantor is located. Guarantor authorizes Laurus, at its option, without notice or demand and without affecting the liability of Guarantor under this Guaranty, to exercise, in Laurus' discretion, any right and remedies, or any combination thereof, whether arising under equity, contract, statue, common law or otherwise.

No delay on the part of Laurus in the exercise of any right or remedy under the Guaranteed Documents, this Guaranty or any other agreement shall operate as a waiver thereof, and, without limiting the foregoing, no delay in the enforcement of any security interest, and no single or partial exercise by Laurus of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. This Guaranty may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Guaranty. This Guaranty shall be binding upon Guarantor and Guarantor's heirs and personal representatives, and shall inure to the benefit of Laurus and its successors and assigns.

Notwithstanding anything contained in this Guaranty to the contrary, so long as no Fraud Event (defined below) shall have occurred Laurus shall not under any circumstance commence enforcing its rights under this Guaranty until the passage of a period of one hundred ninety (190) days ("Standstill") following the commencement of a Liquidation Event (defined below); provided, further, that the Standstill shall automatically be terminated upon the earlier to occur of (x) the occurrence of a Fraud Event or (y) Laurus's reasonable belief that a Fraud Event has occurred. For purposes of this Guaranty, the term "Liquidation Event" shall mean the occurrence of any of the following events: (i) any Borrower shall apply for or consent to the appointment of, or taking of possession by, a receiver, custodian, trustee or liquidator of itself or a substantial part of its property; (ii) any Borrower shall make a general assignment for the benefit of its creditors; (iii) any Borrower shall commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect); (iv) any Borrower shall be adjudicated a bankrupt or insolvent; (v) any Borrower shall acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws; (vi) any Borrower shall cease operations of its present business; (vii) any Borrower shall, directly or indirectly, sell, assign, transfer or convey, or suffer or permit to occur any sale, assignment, transfer or conveyance of any assets of such Borrower or any interest therein, except as permitted pursuant to the terms of the Loan Agreement; or (viii) Laurus shall have accelerated the maturity of the Obligations. For purposes of this Guaranty, the term "Fraud Event" shall mean the occurrence of any of the following events: (a) Guarantor and/or any Borrower have misappropriated (or Guarantor has caused any Borrower to misappropriate) any proceeds of any Collateral or the proceeds of any loans made to the Borrowers pursuant to the Loan Agreement, (b) Guarantor has embezzled funds from a Borrower, (c) Guarantor and/or a Borrower have converted (or Guarantor has caused a Borrower to convert) any material real or personal property of a Borrower, including but not limited to any Collateral or (d) Guarantor and/or a Borrower have committed (or Guarantor has caused a Borrower to commit) fraud against the Laurus, including any material and willful misrepresentation made (or caused to be made) by the Guarantor and/or by a Borrower with respect to any of the representations and warranties contained in the Loan Agreement or the accuracy of any information provided to the Laurus concerning the Collateral, including but not limited to Equipment, Accounts and/or Inventory, or in any other document delivered to the Laurus in connection with the making of any loan, the extension of any credit, the forbearance from taking action or in connection with any other transaction contemplated thereby.


Guarantor acknowledges that Guarantor (a) has had ample opportunity to consult with its own counsel and any such other persons as deemed advisable prior to signing and delivering this Guaranty, (b) understands the provisions of this Guaranty, including all waivers contained herein, and (c) signs and delivers this Guaranty freely and voluntarily, without duress or coercion.

This Guaranty shall be governed by the laws of the State of New York.

WITHOUT LIMITING THE RIGHT OF LAURUS TO ENFORCE THIS GUARANTY IN ANY JURISDICTION AND VENUE PERMITTED BY APPLICABLE LAW: (I) GUARANTOR AGREES THAT THIS GUARANTY MAY AT THE OPTION OF LAURUS BE ENFORCED BY LAURUS IN EITHER THE STATE OF NEW YORK OR IN ANY OTHER JURISDICTION WHERE GUARANTOR, BORROWER OR ANY COLLATERAL FOR THE OBLIGATIONS OF BORROWER MAY BE LOCATED, (II) GUARANTOR IRREVOCABLY SUBMITS TO JURISDICTION IN THE STATE OF NEW YORK AND VENUE IN ANY STATE OR FEDERAL COURT IN THE COUNTY OF COOK FOR SUCH PURPOSES, AND (III) GUARANTOR WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND THE CONVENIENCE OF ANY SUCH FORUM AND ANY AND ALL RIGHTS TO REMOVE SUCH ACTION FROM STATE TO FEDERAL COURT. GUARANTOR FURTHER WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST LAURUS IN ANY JURISDICTION EXCEPT IN THE COUNTY OF COOK AND STATE OF NEW YORK. LAURUS AND GUARANTOR HEREBY EACH EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE

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PARTIES AGAINST THE OTHER PARTY WITH RESPECT TO ANY MATTER RELATING TO, ARISING
OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY AND/OR ANY OF THE
TRANSACTIONS WHICH ARE THE SUBJECT MATTER OF THIS GUARANTY. GUARANTOR FURTHER WAIVES THE RIGHT TO BRING ANY NON-COMPULSORY COUNTERCLAIMS. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. No modification or waiver of any of the provisions of this Guaranty shall be effective unless in writing and signed by Guarantor and an officer of Laurus.



Dated as of June 30, 2005.

Guarantor:                                 Address:





   /s/ Michael O'Reilly
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Michael O'Reilly



Witness:     /s/ Theresa Filiberto
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Printed Name:  Theresa Filiberto
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